SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________
FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016

Charter Communications, Inc.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

As previously announced, on May 18, 2016, the transactions contemplated by the Agreement and Plan of Mergers dated as of May 23, 2015 (the "Merger Agreement"), by and among Time Warner Cable Inc. ("Legacy TWC"), Charter Communications, Inc. prior to the closing of the Merger Agreement ("Legacy Charter"), CCH I, LLC, previously a wholly owned subsidiary of Legacy Charter ("New Charter") and certain other subsidiaries of New Charter were completed (the "TWC Transaction," and together with the Bright House Transaction described below, the "Transactions"). As a result of the TWC Transaction, New Charter became the new public parent company that holds the operations of the combined companies and was renamed Charter Communications, Inc. ("Charter").

Also, as previously announced, on May 18, 2016, Legacy Charter and Advance/Newhouse Partnership ("A/N"), the former parent of Bright House Networks, LLC ("Legacy Bright House"), completed their previously announced transaction, pursuant to a definitive Contribution Agreement (the "Contribution Agreement"), under which Charter acquired Bright House (the "Bright House Transaction").

In connection with the TWC Transaction, Legacy Charter and Liberty Broadband completed their previously announced transactions pursuant to their investment agreement, in which Liberty Broadband purchased for cash approximately 22.0 million shares of Charter Class A common stock valued at $4.3 billion at the closing of the TWC Transaction to partially finance the cash portion of the TWC Transaction consideration, and in connection with the Bright House Transaction, Liberty Broadband purchased approximately 3.7 million shares of Charter Class A common stock valued at $700 million at the closing of the Bright House Transaction (the "Liberty Transaction").

In connection with the exchange offer of Charter Communications Operating, LLC's and Charter Communications Operating Capital Corp.'s $2.0 billion aggregate principal amount of 3.579% senior secured notes due 2020, $3.0 billion aggregate principal amount of 4.464% senior secured notes due 2022, $4.5 billion aggregate principal amount of 4.908% senior secured notes due 2025, $2.0 billion aggregate principal amount of 6.384% senior secured notes due 2035, $3.5 billion aggregate principal amount of 6.484% senior secured notes due 2045 and $500 million aggregate principal amount of 6.834% senior secured notes due 2055 that were issued to partially fund the Transactions in 2015, the registrants are filing this Current Report on Form 8-K in order to make available the unaudited pro forma financial information of CCO Holdings, LLC for the six months ended June 30, 2016 and the year ended December 31, 2015, which give effect to the Transactions on the basis described therein. The foregoing is filed herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

99.1	Unaudited Pro Forma Consolidated Financial Statements*
* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: October 7, 2016		Senior Vice President - Finance, Controller and
Chief Accounting Officer

CCO Holdings, LLC
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: October 7, 2016		Senior Vice President - Finance, Controller and
Chief Accounting Officer

CCO Holdings Capital Corp.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: October 7, 2016		Senior Vice President - Finance, Controller and
Chief Accounting Officer

Exhibit Index

Exhibit	Description

99.1	Unaudited Pro Forma Consolidated Financial Statements*
* filed herewith